UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 26, 2015

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Amended and Restated Credit Agreement

On June 26, 2015, Unified Grocers, Inc. (the “Company,” “Unified,” “us” or “we”) entered into a Consent (the “Consent”) among the Company, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (“Administrative Agent”). The Consent relates to certain requirements of the Amended and Restated Credit Agreement dated as of June 28, 2013, as amended by the First Amendment and Consent dated as of June 27, 2014 and as further amended by the Second Amendment, Consent and Lender Joinder dated as of December 18, 2014 (as so amended, the “Credit Agreement”), among the Company, the lenders party thereto, and the Administrative Agent.

The Consent consists of a consent and waiver in which the Administrative Agent and the lenders consent to the extension to December 31, 2015 of the deadline for delivery of the annual financial statements required pursuant to the Credit Agreement and certain certificates and information required by the Credit Agreement to be delivered with financial statements required pursuant to the Credit Agreement. The Company has informed the Administrative Agent and the lenders that (a) the audit committee of the Company, with the assistance of independent legal counsel, is conducting an investigation (the “Investigation”) of issues relating to the setting of case reserves and management of claims by the Company’s insurance subsidiaries and related matters, and (b) the Company is unable at this time to predict when the Investigation will be completed or whether the findings will have any impact on the Company’s 2014 consolidated financial statements, any consolidated financial statements previously filed, or the Company’s assessment of its disclosure controls and procedures or internal control over financial reporting. The Consent sets forth the lenders’ waiver of specified Defaults and Events of Default (as those terms are defined in the Credit Agreement) to the extent arising out of any revision or other modification which may be necessitated by determinations made as a result of the Investigation to any writing previously delivered by the Company, Crown Grocers, Inc., Market Centre, or Unified International, Inc. (or which may be delivered prior to December 31, 2015) in accordance with the applicable loan documents, or the effect or consequence of any such revision or other modification.

Grocers Capital Company Amended and Restated Loan and Security Agreement

On June 26, 2015, Grocers Capital Company (“GCC”) received consent from California Bank & Trust (“CBT”), as arranger and administrative agent (“Agent”) for the Amended and Restated Loan and Security Agreement, dated as of September 26, 2014 (the “GCC Loan Agreement”), to extend the due date of the covenant requirement to deliver consolidated audited financial statements of the Company, which is currently June 30, 2015, to December 31, 2015 (the “GCC Consent”).

Also, GCC entered into Amendment Number One to Amended and Restated Loan and Security Agreement (the “GCC Amendment”), dated as of June 26, 2015, by and among GCC, the lenders that are signatories thereto, and CBT, as arranger and administrative agent. The GCC Amendment amends the GCC Loan Agreement to modify certain provisions relating to borrowing procedures and number of loan requests, as well as to permit CBT to fund as sole lender certain short term advances thereunder.

Exhibits – Incorporation by Reference

Copies of the Consent, the GCC Consent and the GCC Amendment are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 and are incorporated herein by this reference. The foregoing description of the Consent, the GCC Consent and the GCC Amendment does not purport to be complete and is qualified in its entirety by reference to the Exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations created by the GCC Amendment are summarized in Item 1.01 and are contained in Exhibit 99.3 of this Form 8-K and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Consent, dated as of June 26, 2015, by and among Unified Grocers, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

99.2	Consent letter dated June 26, 2015, by California Bank & Trust, as arranger and administrative agent, to Grocers Capital Company, relating to the Amended and Restated Loan and Security Agreement, dated as of September 26, 2014, by and among Grocers Capital Company, the lenders that are signatories thereto, and California Bank & Trust, as arranger and administrative agent.

99.3	Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of June 26, 2015, by and among Grocers Capital Company, the lenders that are signatories thereto, and California Bank & Trust, as arranger and administrative agent, which amends the Amended and Restated Loan and Security Agreement, dated as of September 26, 2014, by and among Grocers Capital Company, the lenders that are signatories thereto, and California Bank & Trust, as arranger and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015	UNIFIED GROCERS, INC.

	By	/s/ Richard J. Martin
Richard J. Martin
Executive Vice President, Finance & Administration and Chief Financial Officer